Exhibit 10.02

April 30, 2009

General Electric Capital Corporation

1100 Abernathy Road

Suite 900

Atlanta, Georgia 30328

Attention:  Blount, Inc. Account Manager

Re:          Sixth Amendment Fee Letter

Gentlemen:

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of August 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BLOUNT, INC., a Delaware corporation (“Blount, Inc.”), GEAR PRODUCTS, INC., an Oklahoma corporation (“Gear”), OMARK PROPERTIES, INC., an Oregon corporation (“Omark”), WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company (“Windsor”) (Gear, Omark, Windsor and Blount, Inc. are sometimes collectively referred to herein as “Borrowers” and individually as “Borrower”); the other Credit Parties party thereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, as agent for Lenders (“Agent”). All defined terms used herein shall have the respective meanings given to them in the Credit Agreement.

Agent and/or one or more of its affiliates have agreed to underwrite and arrange an amendment to the Credit Agreement as more fully described in that certain Sixth Amendment to Credit Agreement, dated as of the date hereof, by and among Borrowers, Guarantors, the lenders signatory thereto and Agent (the “Sixth Amendment”).

In addition to any fees or other amounts payable by Borrowers to Agent under the terms of the Credit Agreement, Borrowers, jointly and severally, agree to pay to Agent for its own account, on the date hereof, an arrangement fee in an amount equal to the greater of (i) $1,800,000 and (ii) 2.00% of the aggregate Revolving Loan Commitment (as such term is amended pursuant to the Sixth Amendment) of all Lenders (the “Arrangement Fee”).

Borrowers shall, jointly and severally, pay the Arrangement Fee to Agent in the manner set forth in the Credit Agreement.  If the Arrangement Fee is not paid on the date hereof by Borrowers, Agent is hereby expressly authorized by Borrowers to (i) charge such amounts due and owing to the Loan Account, and (ii) designate such amounts as an Advance under the Credit Agreement.

Borrowers hereby acknowledge and agree that the fee payable hereunder is fully earned as of the date hereof and non-refundable on the date such fee is due and payable as provided above, that such fee constitutes an Obligation and is in addition to any other Fees payable by Borrowers under the Credit Agreement or any other Loan Document and that the execution of this letter agreement shall not, and shall not be deemed to, amend, modify or otherwise effect any Fees payable under the Credit Agreement, the GE Capital Fee Letter or any other Loan Document.

This letter agreement shall be deemed a Loan Document, shall be construed under and governed by the laws of the State of New York, and may be executed in any number of counterparts and by different parties on separate counterparts.  Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this letter by telefacsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

BORROWERS:

BLOUNT, INC., a Delaware corporation

By:	/s/ Calvin E. Jenness
Name:	Calvin E. Jenness
Title:	Senior Vice President

GEAR PRODUCTS, INC., an Oklahoma corporation

By:	/s/ Calvin E. Jenness
Name:	Calvin E. Jenness
Title:	Vice President

OMARK PROPERTIES, INC., an Oregon corporation

By:	/s/ Richard H. Irving, III
Name:	Richard H. Irving, III
Title:	Vice President

WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company

By:	Blount, Inc., its sole member

By:	/s/ Richard H. Irving, III
Name:	Richard H. Irving, III
Title:	Senior Vice President

SIXTH AMENDMENT FEE LETTER

ACCEPTED AND AGREED:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Judith A. Langan
Name:	Judith A. Langan
Title:	Duly Authorized Signatory